COMPANY CONTACT

Sean Mahoney
(240) 744-1150

FOR IMMEDIATE RELEASE

Monday, May 12, 2014

DIAMONDROCK HOSPITALITY COMPANY REPORTS FIRST QUARTER 2014 RESULTS

BETHESDA, Maryland, Monday, May 12, 2014 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 25 premium hotels in the United States, today announced results of operations for the quarter ended March 31, 2014.

First Quarter 2014 Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $133.66, an increase of 8.4% from 2013.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 22.57%, an increase of 95 basis points from 2013.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $42.5 million, an increase of 14% from 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $37.3 million.

•	Adjusted FFO: Adjusted FFO was $29.5 million and Adjusted FFO per diluted share was $0.15.

•	Dividends: The Company declared a quarterly dividend of $0.1025 per share during the first quarter, representing a 21% increase over the prior quarterly dividend.

Recent Developments

•
Chief Investment Officer Hire: Troy Furbay, a proven leader with 25 years of experience in the lodging industry, joined the Company as Executive Vice President and Chief Investment Officer in April 2014.

•	Non-Core Hotel Disposition: The Company sold the 386-room Oak Brook Hills Resort on April 14, 2014 for $30.1 million.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “Our strong first quarter results reflect the high quality of our portfolio, including the benefits from our recent $140 million capital investment program, brand conversion at the Lexington Hotel New York City, and our exposure to robust urban markets such as Boston and Los Angeles.  Moreover, we continue to enhance our portfolio through strategic capital recycling with the recent sale of Oak Brook Hills.  As we continue to execute on our strategy and strengthen our portfolio, our renovation programs are substantially complete and we believe we are increasingly well positioned to deliver growth and strong shareholder returns across the full lodging cycle.”

Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.” Discussions of “Pro Forma” exclude the Oak Brook Hills Resort, which was sold in April 2014.

For the quarter ended March 31, 2014, the Company reported the following:

	First Quarter
	2014	2013	Change
ADR[1]	$180.81	$172.95	4.5%
Occupancy[1]	73.9%	71.3%	2.6 percentage points
RevPAR[1]	$133.66	$123.32	8.4%
Hotel Adjusted EBITDA Margin[1]	22.57%	21.62%	95 basis points
Adjusted EBITDA	$37.3 million	$34.3 million	$3.0 million
Adjusted FFO	$29.5 million	$26.8 million	$2.7 million
Adjusted FFO per diluted share	$0.15	$0.14	$0.01

1 Pro forma to exclude the operating results of hotels sold during 2014 and 2013.

Excluding the New York City hotels under renovation during the comparable period of 2013, the Company's Pro Forma RevPAR increased 4.8% from 2013 and Pro Forma Hotel Adjusted EBITDA margin increased 32 basis points from 2013.

Sale of Oak Brook Hills Resort

The Company sold the 386-room Oak Brook Hills Resort to an unaffiliated third party for $30.1 million, which included $4 million of seller financing, on April 14, 2014. The hotel generated negative Hotel Adjusted EBITDA of approximately $1.4 million during the quarter ended March 31, 2014 and $2.0 million of Hotel Adjusted EBITDA in 2013.
Allerton Loan Repayment
The Company received a prepayment notice that the borrower intends to prepay the mortgage loan secured by the Allerton Hotel at par during the second quarter. The Company can provide no assurance that the loan will be prepaid, since the prepayment is subject to the borrower's ability to raise the capital required to prepay the loan.

Capital Expenditures

The Company expects to spend approximately $95 million on capital improvements at its hotels in 2014, of which approximately $45 million relates to the completion of 2013 capital projects in early 2014 and approximately $50 million relates to new 2014 capital projects.

The Company spent approximately $26.0 million on capital improvements during the quarter ended March 31, 2014, which primarily related to the substantial completion of its $140 million capital improvement program, including the comprehensive renovations of the Westin Washington D.C. City Center, Westin San Diego, Hilton Boston and Hilton Burlington, as well as the guest room renovation at the Hilton Minneapolis.
Balance Sheet
As of March 31, 2014, the Company had $111.5 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consists solely of property-specific mortgage debt. The Company has no outstanding borrowings on its $200 million senior unsecured credit facility.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.1025 per share to stockholders of record as of March 31, 2014, representing a 21% increase over the prior quarterly dividend. The dividend was paid on April 10, 2014.

Outlook and Guidance
The Company is providing annual guidance for 2014, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company’s outlook assumes the Hilton Garden Inn Times Square Central opens in August 2014. The 2014 Pro Forma RevPAR growth excludes the Hilton Garden Inn Times Square Central, which is expected to positively impact the Company's RevPAR by approximately 75 basis points.

The Company is revising its full year 2014 guidance only to the extent it is impacted by the sale of the Oak Brook Hills Resort and the payoff of the Allerton Loan, as follows:

•	Oak Brook Hills Resort: The sale of the hotel reduces 2014 Adjusted EBITDA by approximately $3.5 million and 2014 Adjusted FFO by approximately $2.5 million.

•	Allerton Loan: The payoff of the Allerton Loan will reduce 2014 Adjusted EBITDA and 2014 Adjusted FFO by approximately $3.5 million.

The Company now expects the full year 2014 results to be as follows:

Metric	Previous Guidance		Impact	Revised Guidance
	Low End	High End		Low End	High End
Pro Forma RevPAR Growth	9 percent	11 percent	N/A	9 percent	11 percent
Adjusted EBITDA	$230 million	$240 million	$7 million	$223 million	$233 million
Adjusted FFO	$169 million	$176 million	$6 million	$163 million	$170 million
Adjusted FFO per share (based on 196.5 million shares)	$0.86 per share	$0.90 per share	$0.03 per share	$0.83 per share	$0.87 per share

The Company expects approximately 29% of full year 2014 Adjusted EBITDA and Adjusted FFO to be earned during the second quarter 2014.

The midpoint of the guidance range above implies Hotel Adjusted EBITDA margin growth of over 250 basis points. For comparison purposes, the Company's Pro Forma RevPAR growth outlook excluding the New York City hotels under renovation during 2013 is 5.5 percent to 7.5 percent.

Earnings Call
The Company will host a conference call to discuss its first quarter results on Monday, May 12, 2014, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-515-2910 (for domestic callers) or 617-399-5124 (for international callers). The participant passcode is 66393516. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for thirty days.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 25 premium quality hotels with over 10,700 rooms. The Company has strategically positioned its hotels to generally be operated under the leading global brands such as Hilton, Marriott, and Westin. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the development of a hotel by a third-party developer; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Property and equipment, at cost	$3,188,753	$3,168,088
Less: accumulated depreciation	(625,692)	(600,555)
	2,563,061	2,567,533
Deferred financing costs, net	6,910	7,702
Restricted cash	97,949	89,106
Due from hotel managers	76,056	69,353
Note receivable	44,762	50,084
Favorable lease assets, net	39,677	39,936
Prepaid and other assets (1)	76,946	79,474
Cash and cash equivalents	111,482	144,584
Total assets	$3,016,843	$3,047,772
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,088,259	$1,091,861
Senior unsecured credit facility	—	—
Total debt	1,088,259	1,091,861

Deferred income related to key money, net	23,435	23,707
Unfavorable contract liabilities, net	77,625	78,093
Due to hotel managers	54,914	54,225
Dividends declared and unpaid	20,330	16,981
Accounts payable and accrued expenses (2)	88,564	102,214
Total other liabilities	264,868	275,220
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,679,187 and 195,470,791 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	1,957	1,955
Additional paid-in capital	1,978,800	1,979,613
Accumulated deficit	(317,041)	(300,877)
Total stockholders’ equity	1,663,716	1,680,691
Total liabilities and stockholders’ equity	$3,016,843	$3,047,772

(1)
Includes $39.4 million of deferred tax assets, $26.9 million for the Hilton Garden Inn Times Square purchase deposit, $5.6 million of prepaid expenses and $5.0 million of other assets as of March 31, 2014.

(2)
Includes $60.4 million of deferred ground rent, $4.1 million of deferred tax liabilities, $10.2 million of accrued property taxes, $3.3 million of accrued capital expenditures and $10.6 million of other accrued liabilities as of March 31, 2014.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rooms	$129,736	$120,381
Food and beverage	48,611	44,017
Other	11,737	11,465
Total revenues	190,084	175,863
Operating Expenses:
Rooms	38,105	35,181
Food and beverage	34,500	32,842
Management fees	5,293	4,735
Other hotel expenses	72,476	67,655
Depreciation and amortization	25,123	26,251
Corporate expenses	5,188	7,845
Gain on insurance proceeds	(663)	—
Total operating expenses	180,022	174,509
Operating profit	10,062	1,354
Other Expenses (Income):
Interest income	(1,652)	(1,285)
Interest expense	14,525	13,583
Total other expenses, net	12,873	12,298
Loss from continuing operations before income taxes	(2,811)	(10,944)
Income tax benefit	6,848	6,145
Income (loss) from continuing operations	4,037	(4,799)
Income from discontinued operations, net of income taxes	—	673
Net income (loss)	4,037	(4,126)
Earnings (loss) earnings per share:
Continuing operations	$0.02	$(0.02)
Discontinued operations	0.00	0.00
Basic and diluted earnings (loss) per share	$0.02	$(0.02)

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•
Allerton Loan: We recognize interest income, which includes the amortization of the difference between the carrying basis of the old loan and face value of the new loan. Cash payments received during 2010 and 2011 that were included in Adjusted EBITDA and Adjusted FFO and reduced the carrying basis of the loan are now deducted from Adjusted EBITDA and Adjusted FFO on a straight-line basis over the anticipated five-year term of the new loan.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, pre-opening costs, contract termination fees, severance costs, and gains from legal settlements or insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company's interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended March 31,

	2014	2013
Net income (loss)	$4,037	$(4,126)
Interest expense	14,525	13,583
Income tax expense (benefit) (1)	(6,848)	(6,143)
Real estate related depreciation and amortization (2)	25,123	26,834
EBITDA	36,837	30,148
Non-cash ground rent	1,696	1,693
Non-cash amortization of favorable and unfavorable contract liabilities, net	(353)	(354)
Gain on insurance proceeds	(663)	—
Reversal of previously recognized Allerton income	(291)	(291)
Acquisition costs	36	9
Pre-opening costs	14	—
Severance costs	—	3,065
Adjusted EBITDA	$37,276	$34,270

(1)	Includes $2 of income tax expense reported in discontinued operations for the three months ended March 31, 2013.

(2)	Includes $0.6 million of depreciation expense reported in discontinued operations for the three months ended March 31, 2013.

	Full Year 2014 Guidance
	Low End	High End
Net income	$62,978	$70,478
Interest expense	59,200	59,100
Income tax expense (benefit)	400	3,500
Real estate related depreciation and amortization	95,500	95,000
EBITDA	218,078	228,078
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Gain on insurance proceeds	(663)	(663)
Reversal of previously recognized Allerton income	(415)	(415)
Acquisition costs	200	200
Pre-opening costs	800	800
Adjusted EBITDA	$223,000	$233,000

The following tables are reconciliations of our U.S. GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended March 31,

	2014	2013
Net income (loss)	$4,037	$(4,126)
Real estate related depreciation and amortization (1)	25,123	26,834
FFO	29,160	22,708
Non-cash ground rent	1,696	1,693
Non-cash amortization of unfavorable contract liabilities, net	(353)	(354)
Gain on insurance proceeds	(663)	—
Acquisition costs	36	9
Pre-opening costs	14	—
Reversal of previously recognized Allerton income	(291)	(291)
Severance costs	—	3,065
Fair value adjustments to debt instruments	(85)	(65)
Adjusted FFO	$29,514	$26,765
Adjusted FFO per share	$0.15	$0.14

(1)	Includes $0.6 million of depreciation expense reported in discontinued operations for the three months ended March 31, 2013.

	Full Year 2014 Guidance
	Low End	High End
Net income	$62,978	$70,478
Real estate related depreciation and amortization	95,500	95,000
FFO	158,478	165,478
Non-cash ground rent	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)
Gain on insurance proceeds	(663)	(663)
Reversal of previously recognized Allerton income	(415)	(415)
Acquisition costs	200	200
Pre-opening costs	800	800
Fair value adjustments to debt instruments	(400)	(400)
Adjusted FFO	$163,000	$170,000
Adjusted FFO per share	$0.83	$0.87

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results - Pro Forma (1)
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013	% Change
Revenues:
Rooms	$128,863	$118,680	8.6%
Food and beverage	47,594	42,365	12.3%
Other	11,657	11,339	2.8%
Total revenues	188,114	172,384	9.1%
Operating Expenses:
Rooms departmental expenses	$37,560	$34,498	8.9%
Food and beverage departmental expenses	33,546	31,322	7.1%
Other direct departmental	5,320	5,228	1.8%
General and administrative	15,841	14,786	7.1%
Utilities	7,171	6,778	5.8%
Repairs and maintenance	8,897	8,572	3.8%
Sales and marketing	13,305	11,928	11.5%
Franchise fees	3,308	2,847	16.2%
Base management fees	4,688	4,181	12.1%
Incentive management fees	565	467	21.0%
Property taxes	10,165	9,572	6.2%
Ground rent	3,718	3,661	1.6%
Other fixed expenses	2,812	2,501	12.4%
Total hotel operating expenses	$146,896	$136,341	7.7%
Hotel EBITDA	41,218	36,043	14.4%
Non-cash ground rent	1,589	1,584	0.3%
Non-cash amortization of unfavorable contract liabilities	(353)	(354)	(0.3)%
Hotel Adjusted EBITDA	$42,454	$37,273	13.9%

(1)	Pro forma to exclude hotels sold in 2014 and 2013.

Market Capitalization as of March 31, 2014
(in thousands, except per share data)
Enterprise Value

Common equity capitalization (at March 31, 2014 closing price of $11.75/share)	$2,306,405
Consolidated debt	1,088,259
Cash and cash equivalents	(111,482)
Total enterprise value	$3,283,182
Share Reconciliation

Common shares outstanding	195,679
Unvested restricted stock held by management and employees	534
Share grants under deferred compensation plan held by directors	77
Combined shares outstanding	196,290

Debt Summary as of March 31, 2014
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$41,424	October 2014
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Renaissance Worthington	5.400%	Fixed	53,563	July 2015
JW Marriott Denver at Cherry Creek	6.470%	Fixed	39,507	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	57,397	August 2015
Orlando Airport Marriott	5.680%	Fixed	56,558	January 2016
Chicago Marriott Downtown	5.975%	Fixed	207,580	April 2016
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	49,429	June 2016
Salt Lake City Marriott Downtown	4.250%	Fixed	62,525	November 2020
Hilton Minneapolis	5.464%	Fixed	94,499	May 2021
Westin Washington D.C. City Center	3.990%	Fixed	71,971	January 2023
The Lodge at Sonoma	3.960%	Fixed	30,511	April 2023
Westin San Diego	3.940%	Fixed	69,875	April 2023
Debt premium (1)			452
Total mortgage debt			$1,088,259
Senior unsecured credit facility	LIBOR + 1.90	Variable	-	January 2017
Total debt			$1,088,259

(1)	Non-cash GAAP adjustment recorded upon the assumption of the mortgage loan secured by the JW Marriott Denver Cherry Creek in 2011.

Operating Statistics – First Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	1Q 2014	1Q 2013	B/(W)	1Q 2014	1Q 2013	B/(W)	1Q 2014	1Q 2013	B/(W)	1Q 2014	1Q 2013	B/(W)
Atlanta Alpharetta Marriott	$171.40	$146.57	16.9%	67.1%	73.0%	(5.9)%	$115.01	$106.94	7.5%	35.13%	35.25%	-12 bps
Bethesda Marriott Suites	$165.22	$177.66	(7.0)%	54.9%	48.7%	6.2%	$90.66	$86.58	4.7%	17.56%	19.07%	-151 bps
Boston Westin	$189.65	$173.64	9.2%	65.0%	63.6%	1.4%	$123.19	$110.40	11.6%	12.49%	6.35%	614 bps
Hilton Boston Downtown	$179.94	$168.98	6.5%	82.8%	73.2%	9.6%	$148.96	$123.61	20.5%	18.50%	17.18%	132 bps
Hilton Burlington	$118.80	$122.20	(2.8)%	64.1%	62.2%	1.9%	$76.21	$76.01	0.3%	22.60%	23.04%	-44 bps
Renaissance Charleston	$181.31	$183.37	(1.1)%	87.6%	81.0%	6.6%	$158.78	$148.55	6.9%	29.31%	32.63%	-332 bps
Hilton Garden Inn Chelsea	$174.12	$179.34	(2.9)%	91.5%	96.1%	(4.6)%	$159.26	$172.38	(7.6)%	27.21%	33.28%	-607 bps
Chicago Marriott	$157.63	$161.90	(2.6)%	57.9%	62.7%	(4.8)%	$91.31	$101.53	(10.1)%	1.46%	8.74%	-728 bps
Chicago Conrad	$163.84	$165.03	(0.7)%	71.8%	71.4%	0.4%	$117.67	$117.80	(0.1)%	4.97%	(0.17)%	514 bps
Courtyard Denver Downtown	$173.63	$152.88	13.6%	81.3%	79.7%	1.6%	$141.23	$121.80	16.0%	43.00%	37.93%	507 bps
Courtyard Fifth Avenue	$219.61	$233.46	(5.9)%	84.8%	64.4%	20.4%	$186.13	$150.38	23.8%	4.42%	(2.60)%	702 bps
Courtyard Midtown East	$221.21	$223.41	(1.0)%	86.5%	74.2%	12.3%	$191.30	$165.72	15.4%	18.22%	10.81%	741 bps
Frenchman's Reef	$327.97	$310.60	5.6%	91.3%	90.5%	0.8%	$299.47	$280.98	6.6%	35.23%	32.38%	285 bps
JW Marriott Denver Cherry Creek	$235.98	$226.41	4.2%	79.2%	75.8%	3.4%	$186.97	$171.59	9.0%	29.29%	25.46%	383 bps
Lexington Hotel New York	$186.43	$162.94	14.4%	80.8%	58.7%	22.1%	$150.69	$95.66	57.5%	5.68%	(12.91)%	1859 bps
Los Angeles Airport Marriott	$124.63	$114.01	9.3%	93.2%	82.0%	11.2%	$116.14	$93.50	24.2%	22.64%	17.86%	478 bps
Hilton Minneapolis	$114.31	$116.42	(1.8)%	56.8%	61.6%	(4.8)%	$64.91	$71.77	(9.6)%	3.96%	13.23%	-927 bps
Oak Brook Hills Resort	$105.44	$111.49	(5.4)%	23.8%	43.9%	(20.1)%	$25.13	$48.96	(48.7)%	(71.17)%	(13.88)%	-5729 bps
Orlando Airport Marriott	$120.93	$110.48	9.5%	90.9%	86.9%	4.0%	$109.91	$95.96	14.5%	35.93%	29.19%	674 bps
Hotel Rex	$183.18	$172.09	6.4%	78.3%	77.1%	1.2%	$143.39	$132.61	8.1%	23.33%	25.11%	-178 bps
Salt Lake City Marriott	$146.86	$147.41	(0.4)%	67.2%	67.5%	(0.3)%	$98.70	$99.57	(0.9)%	30.67%	35.30%	-463 bps
The Lodge at Sonoma	$208.74	$196.72	6.1%	58.8%	63.1%	(4.3)%	$122.73	$124.08	(1.1)%	6.94%	8.63%	-169 bps
Vail Marriott	$376.44	$346.39	8.7%	86.7%	89.3%	(2.6)%	$326.43	$309.29	5.5%	49.10%	50.06%	-96 bps
Westin San Diego	$163.92	$155.20	5.6%	82.0%	84.6%	(2.6)%	$134.43	$131.34	2.4%	30.53%	31.92%	-139 bps
Westin Washington D.C. City Center	$206.03	$191.02	7.9%	54.3%	70.1%	(15.8)%	$111.81	$133.95	(16.5)%	17.61%	28.37%	-1076 bps
Renaissance Worthington	$179.48	$174.11	3.1%	72.0%	64.7%	7.3%	$129.28	$112.71	14.7%	35.92%	31.34%	458 bps
Total	$179.95	$171.62	4.9%	72.2%	70.3%	1.9%	$129.89	$120.73	7.6%	21.60%	20.92%	68 bps
Pro Forma Total (1)	$180.81	$172.95	4.5%	73.9%	71.3%	2.6%	$133.66	$123.32	8.4%	22.57%	21.62%	95 bps

(1) Excludes the Oak Brook Hills Resort sold in April 2014.

Hotel Adjusted EBITDA Reconciliation
	First Quarter 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,583	$1,207	$403	$—	$—	$1,610
Bethesda Marriott Suites	$3,150	$(1,360)	$363	$—	$1,550	$553
Boston Westin	$16,383	$(151)	$2,195	$—	$2	$2,046
Hilton Boston Downtown	$5,458	$(143)	$1,111	$—	$42	$1,010
Hilton Burlington	$2,412	$71	$451	$—	$23	$545
Renaissance Charleston	$2,961	$502	$398	$—	$(32)	$868
Hilton Garden Inn Chelsea	$2,536	$199	$491	$—	$—	$690
Chicago Marriott	$16,457	$(5,650)	$3,115	$3,172	$(397)	$240
Chicago Conrad	$4,563	$(723)	$950	$—	$—	$227
Courtyard Denver Downtown	$2,407	$765	$270	$—	$—	$1,035
Courtyard Fifth Avenue	$3,119	$(1,176)	$430	$832	$52	$138
Courtyard Midtown East	$5,669	$(631)	$690	$974	$—	$1,033
Frenchman's Reef	$22,348	$5,554	$1,514	$805	$—	$7,873
JW Marriott Denver Cherry Creek	$5,217	$437	$514	$577	$—	$1,528
Lexington Hotel New York	$10,663	$(4,414)	$3,261	$1,728	$31	$606
Los Angeles Airport Marriott	$16,840	$1,726	$976	$1,111	$—	$3,813
Minneapolis Hilton	$8,641	$(3,085)	$2,241	$1,315	$(129)	$342
Oak Brook Hills Resort	$1,970	$(1,893)	$383	$—	$108	$(1,402)
Orlando Airport Marriott	$6,960	$1,066	$627	$808	$—	$2,501
Hotel Rex	$1,423	$111	$221	$—	$—	$332
Salt Lake City Marriott	$6,994	$699	$760	$686	$—	$2,145
The Lodge at Sonoma	$3,804	$(427)	$383	$308	$—	$264
Vail Marriott	$13,487	$6,095	$527	$—	$—	$6,622
Westin San Diego	$7,272	$389	$1,088	$697	$46	$2,220
Westin Washington D.C. City Center	$5,257	$(994)	$1,115	$758	$47	$926
Renaissance Worthington	$9,510	$2,035	$645	$734	$2	$3,416
Total	$190,084	$209	$25,122	$14,505	$1,345	$41,052
Pro Forma Total (2)	$188,114	$2,102	$24,739	$14,505	$1,237	$42,454

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Oak Brook Hills Resort sold in April 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	First Quarter 2013
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,530	$1,191	$406	$—	$—	$1,597
Bethesda Marriott Suites	$3,046	$(1,483)	$507	$—	$1,557	$581
Boston Westin	$13,886	$(1,239)	$2,119	$—	$2	$882
Hilton Boston Downtown	$4,564	$(690)	$1,432	$—	$42	$784
Hilton Burlington	$2,309	$(332)	$841	$—	$23	$532
Renaissance Charleston	$2,764	$546	$388	$—	$(32)	$902
Hilton Garden Inn Chelsea	$2,734	$436	$474	$—	$—	$910
Chicago Marriott	$17,422	$(4,504)	$3,239	$3,185	$(397)	$1,523
Chicago Conrad	$4,166	$(919)	$912	$—	$—	$(7)
Courtyard Denver Downtown	$2,112	$541	$260	$—	$—	$801
Courtyard Fifth Avenue	$2,535	$(1,279)	$314	$842	$57	$(66)
Courtyard Midtown East	$4,764	$(1,035)	$577	$973	$—	$515
Frenchman's Reef	$20,471	$4,209	$1,600	$819	$—	$6,628
JW Marriott Denver Cherry Creek	$4,843	$159	$479	$595	$—	$1,233
Lexington Hotel New York	$6,676	$(5,737)	$3,162	$1,680	$33	$(862)
Los Angeles Airport Marriott	$14,140	$68	$1,348	$1,110	$—	$2,526
Minneapolis Hilton	$9,498	$(1,871)	$1,936	$1,342	$(150)	$1,257
Oak Brook Hills Resort	$3,479	$(854)	$262	$—	$109	$(483)
Orlando Airport Marriott	$6,269	$286	$725	$819	$—	$1,830
Hotel Rex	$1,334	$103	$232	$—	$—	$335
Salt Lake City Marriott	$6,708	$1,236	$736	$396	$—	$2,368
The Lodge at Sonoma	$3,836	$(71)	$364	$38	$—	$331
Vail Marriott	$12,278	$5,550	$596	$—	$—	$6,146
Westin San Diego	$7,315	$1,213	$1,053	$23	$46	$2,335
Westin Washington D.C. City Center	$6,144	$(669)	$1,587	$778	$47	$1,743
Renaissance Worthington	$8,040	$1,068	$704	$746	$2	$2,520
Total	$175,863	$(4,077)	$26,253	$13,346	$1,339	$36,790
Pro Forma Total (2)	$172,384	$(3,223)	$25,991	$13,346	$1,230	$37,273

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Excludes the Oak Brook Hills Resort sold in April 2014.